Exhibit 99.1

AMC Robotics Reports Second Quarter 2026 Financial Results

Targeting Commercial Launch in H2 2026; Gross Margin Expands to 80% on Shift Toward Higher-Margin AI and Cloud Services

NEW YORK – August 17, 2026 – AMC Robotics Corporation (Nasdaq: AMCI) (“AMC Robotics” or the “Company”), an AI-driven robotics solutions provider, today reported financial results for the three and six months ended June 30, 2026.

Second Quarter 2026 Financial Highlights

●	Revenue of $937 thousand for the three months ended June 30, 2026, compared to $1.4 million in the prior-year period. The decline reflects the Company’s deliberate strategic shift away from lower-margin product sales, partially offset by 54% growth in recurring AI and cloud revenue-sharing arrangements with Kami Vision Incorporated (“Kami”).

●	Gross profit of $0.8 million, compared to $0.3 million in the prior-year period, with gross margin expanding to 80% versus 19% in the prior year-period.

●	Operating loss of $157 thousand for the three months ended June 30, 2026, compared to a loss of $735k in the prior year-period.

●	Net loss of $176 thousand, or ($0.01) per basic and diluted share, compared to net loss of $229 thousand or ($0.01) per share in the second quarter 2025.

●	EBITDA loss of $177k for the three months ended June 30, 2026, compared to a loss of $219k in the prior-year period.

●	Cash and cash equivalents of $4.5 million as of June 30, 2026.

Revenue for the second quarter and first half of 2026 included contributions from the Company’s revenue-sharing collaboration with Kami, a related party. The arrangement is conducted on commercially reasonable, arm’s-length terms and reflects the integration of complementary AI and computer vision capabilities across the Company’s robotics and autonomy platform. Management believes the collaboration has supported revenue diversification, expanded market opportunities, and contributed to the continued development of the Company’s AI-driven robotics ecosystem.

Second Quarter 2026 Operating Highlights

●	Announced NovaArm™ Manufacturing Facility in Vietnam: In June 2026, AMCV Company Limited, the Company’s wholly owned Vietnam subsidiary, announced an agreement to lease a 6,150-square-meter facility in Bắc Ninh, Vietnam, dedicated to Phase 1 NovaArm™ production, with the lease expected to become effective in the third quarter of 2026, initial production targeted for the second half of 2026 and approximately $3.5 million planned for buildout and equipment. The Company is also advancing pre-commercial activities with Sunward Logistics USA LLC, its designated first deployment customer and strategic partner, to support field readiness ahead of commercial launch.

●	Strategic AI Investment: Invested an aggregate of $1.0 million in Etronium AI Inc., a privately held artificial intelligence technology company, through two Simple Agreements for Future Equity (SAFEs) in April and May 2026. The investment reflects management’s strategy of pursuing AI capabilities that may complement the Company’s long-term robotics and intelligent security solutions platform.

●	Revenue Strategy Evolution: The Company continued to actively manage its revenue mix, significantly reducing inventory-intensive product sales in favor of higher-margin AI, cloud and service revenue, including revenue-sharing arrangements. This shift drove substantial gross margin expansion and operating cost improvements relative to the prior-year period.

“This quarter, we continued to advance AMC Robotics toward commercialization while strengthening the technology and capabilities that support our long-term platform strategy,” said Sean Da, Chairman of the Board and Chief Executive Officer of AMC Robotics. “Securing our 6,150-square-meter manufacturing facility in Bắc Ninh is an important step toward launching NovaArm™ in the second half of 2026, while our work with Sunward Logistics continues to prepare the platform for its first deployment. We are also expanding our AI capabilities through strategic initiatives, including our $1.0 million investment in Etronium AI, which we believe can complement and strengthen our broader robotics and intelligent security platform. Our shift toward higher-margin recurring revenue is gaining traction, with AI and cloud revenue from Kami increasing 54% year over year and gross margin reaching 80% in the second quarter. We believe advancing these initiatives will lead to establishing the foundation for a scalable robotics business as we move toward commercial deployment.”

About AMC Robotics Corporation

AMC Robotics (NASDAQ:AMCI) is an AI-driven robotics company focused on developing intelligent, scalable hardware and software solutions. The Company’s quadruped robotic platform, Kyro™, enables industries to automate inspection, security, and operational tasks through autonomous mobility and AI-powered perception.

For more information, please visit www.amcx.ai.

Investors and Media Contact

Susan Xu

Alliance Advisors IR

E: AMCRoboticsIR@allianceadvisors.com

Non-GAAP Financial Measures

This press release includes the Non-GAAP financial measure EBITDA. EBITDA is defined as net income (loss) plus interest expense, income tax expense (benefit), depreciation and amortization. The Company believes EBITDA provides useful supplemental information to investors regarding underlying operating performance. Non-GAAP measures should not be considered in isolation or as substitutes for results prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures to GAAP measures is set forth at the end of this press release.

Cautionary Note Regarding Forward Looking Statements

This press release may contain statements that constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities, and the effects of regulation. These forward-looking statements are based on the Company’s management’s current expectations, projections, and beliefs, as well as a number of assumptions concerning future events. When used in this communication, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions, and other important factors include, but are not limited to: (a) challenges in opening operations in new jurisdictions, including but not limited to compliance with local ordinances, obtaining any necessary permits and regulatory oversight; (b) the ability to recognize the anticipated benefits of the new operations; (c) the outcome of any legal proceedings that may be instituted against the Company; (d) the ability to continue to meet the applicable stock exchange listing standards; (e) the effect of the Company’s completed business combination with AlphaVest Acquisition Corp (“AlphaVest”) on the Company’s business relationships, performance, and business generally and the risk that such transaction further disrupts current plans and operations of the Company or its subsidiaries; (f) the ability to recognize the anticipated benefits of the transaction with AlphaVest, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (g) changes in applicable laws or regulations, including legal or regulatory developments (including, without limitation, accounting considerations); (h) the possibility that AMC Robotics may be adversely affected by other economic, business, and/or competitive factors; (i) AMC Robotics’ estimates of expenses and profitability; and (j) other risks and uncertainties indicated under “Risk Factors” contained in AMC Robotics’ Annual Report on Form 10-K for the year ended December 31, 2025 and other documents filed or to be filed with the SEC by AMC Robotics. Copies are available on the SEC’s website, www.sec.gov. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

The Company assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company gives no assurance that it will achieve its expectations.

AMC ROBOTICS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
REVENUES
Product revenue	$157,947	$749,313	$259,965	$1,971,116
Product revenue - related party	5,143	146,655	141,691	146,789
Revenue share – related party	774,087	501,307	1,720,137	1,071,895
Total Revenues	937,177	1,397,275	2,121,793	3,189,800
COST OF REVENUES
E-commerce platform expenses	(38,463)	(213,049)	(55,039)	(569,017)
Product cost - related party	(92,490)	(836,639)	(233,292)	(1,746,262)
Delivery and freight cost	(5,997)	(20,358)	(12,270)	(33,536)
Inventory impairment losses	(49,620)	(60,648)	(49,929)	(86,073)
Total Cost of Revenues	(186,570)	(1,130,694)	(350,530)	(2,434,888)
Gross Profit	750,607	266,581	1,771,263	754,912

OPERATING EXPENSES
General and administrative expenses	(884,349)	(784,236)	(1,739,135)	(1,601,648)
Sales and marketing expenses	(19,758)	(208,107)	(34,090)	(612,219)
Research and development expenses	(3,000)	(9,274)	(25,999)	(23,833)
Total Operating Expenses	(907,107)	(1,001,617)	(1,799,224)	(2,237,700)

LOSS FROM OPERATIONS	(156,500)	(735,036)	(27,961)	(1,482,788)

OTHER INCOME (EXPENSES)
Other income - related party	-	533,688	-	1,217,586
Other income (loss), net	(53,927)	(17,863)	(63,417)	(10,678)
Interest income	33,042	131	61,693	448
Interest expense	-	(8,082)	-	(24,584)
Total Other Income (loss), Net	(20,885)	507,874	(1,724)	1,182,772
LOSS BEFORE INCOME TAX	(177,385)	(227,162)	(29,685)	(300,016)
Income tax benefit (expense)	1,655	(1,751)	(444)	(6,074)
NET LOSS	$(175,730)	$(228,913)	$(30,129)	$(306,090)
Other comprehensive loss	(182)	(63)	(669)	(173)
TOTAL COMPREHENSIVE	$(175,912)	$(228,976)	$(30,798)	$(306,263)

NET LOSS PER SHARE: BASIC	$(0.01)	$(0.01)	$(0.00)	$(0.02)
NET LOSS PER SHARE: DILUTED	$(0.01)	$(0.01)	$(0.00)	$(0.02)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC	22,600,363	18,000,000	22,598,291	18,000,000

AMC ROBOTICS CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$4,544,353	$7,004,601
Accounts receivable	268	427
Accounts receivable - related party	3,251,050	2,065,890
Inventories, net	771,483	1,069,465
Prepaid expenses	239,884	355,467
Other receivable	1,607	-
Other receivable - related party, net	216,960	475,909
Advance to suppliers	3,677	3,677
Advance to suppliers – related party	1,077,914	21,387
Prepayment - related party (current)	36,844	60,000
Total current assets	10,144,040	11,056,823
Right-of-use asset	75,298	101,221
Other non-current assets	7,697	7,697
Prepayment - related party	-	6,845
Long-term investment	1,000,000	-
TOTAL ASSETS	$11,227,035	$11,172,586

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable - related party	$1,795	$-
Accrued and other liabilities	786,931	701,844
Tax payable	9,401	6,627
Other payable - related party	1,787	-
Lease liability - current	58,901	57,349
Warranty liabilities - current	32,004	30,023
Total current liabilities	890,819	795,843
Lease liability - noncurrent	22,909	52,753
Warranty liabilities - noncurrent	6,839	6,810
TOTAL LIABILITIES	920,567	855,406

Commitments and contingencies	-	-

Stockholders’ equity
Common stock, $0.0001 par value, 100,000,000 shares authorized, 22,600,363 and 22,595,363 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	2,260	2,260
Additional paid-in capital	37,673,115	37,653,029
Accumulated deficit	(27,368,238)	(27,338,109)
Accumulated other comprehensive loss	(669)	-
Total stockholders’ equity	10,306,468	10,317,180
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,227,035	$11,172,586

AMC ROBOTICS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended
	June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(30,129)	$(306,090)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Provision for warranty	2,169	18,645
Inventory impairment losses	49,929	86,073
Non-cash lease expenses	25,923	49,734
Changes in operating assets and liabilities:
Accounts receivable	159	47,396
Accounts receivable - related party	(1,185,159)	190,168
Inventories, net	248,053	1,941,962
Prepaid expenses	115,583	1,980
Other receivable	(1,607)	(154,351)
Other receivable - related party, net	258,949	1,858,608
Advance to suppliers	-	(23)
Advance to suppliers – related party	(1,056,527)	-
Prepayment - related party	30,001	30,121
Accounts payable	46	-
Accounts payable - related party	1,795	(3,425,910)
Accrued and other liabilities	85,041	373,524
Tax payable	2,774	(53)
Other payable - related party	1,787	2,203
Warranty liabilities	(159)	(342)
Lease liability	(28,292)	(38,485)
Net cash (used in) / provided by operating activities	$(1,479,664)	$675,160

CASH FLOWS FROM INVESTING ACTIVITIES
Long-term investment	(1,000,000)	-
Repayment of note receivable - stockholder	-	15,862
Issuance of promissory note	-	(545,294)
Net cash used in investing activities	$(1,000,000)	$(529,432)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercised warrants	20,085	-
Capital contribution from the shareholder	-	500,000
Repayment of short-term loan	-	(821,982)
Net cash provided by (used in) financing activities	$20,085	$(321,982)

Effect of exchange-rate changes on cash and cash equivalents	(669)	(173)

Net decrease in cash and cash equivalents	(2,460,248)	(176,427)
Cash and cash equivalents - beginning of the period	7,004,601	358,887
Cash and cash equivalents - end of the period	$4,544,353	$182,460

Supplemental Cash Flow Disclosures
Cash paid for interest expenses	$-	$17,605
Cash paid for income taxes	$1,594	$1,332

NON-CASH INVESTING AND FINANCING ACTIVITIES
Common shares issued but not paid	-	4,500,000
Right-of-use asset obtained in exchange for lease obligation	-	168,418
Unpaid deferred offering cost	$-	$156,865

AMC ROBOTICS CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income (loss)	$(175,730)	$(228,913)	$(30,129)	$(306,090)
Add: Income tax expense (benefit)	(1,655)	1,751	444	6,074
Add: Interest expense	-	8,082	-	24,584
EBITDA	(177,385)	(219,080)	(29,685)	(275,432)